EXHIBIT 10.12

AMENDED AND RESTATED

CONSULTING AGREEMENT

THIS AMENDED AND RESTATED CONSULTING AGREEMENT (this “Agreement”), to be effective only upon the closing of the Refinancing (as hereinafter defined), and upon such closing shall be deemed to have been effective as of the 1st day of January, 2006 (“Amendment and Restatement Date”), by and between Jacobs Entertainment, Inc., a Delaware corporation (the “Company”), and Jacobs Investments Management Co., Inc., an Ohio corporation (the “Consultant”).

RECITALS

A.           Consultant owns, operates and develops various retail, commercial and residential real estate development projects;

B.            Company owns, operates and develops various land-based casinos, video draw poker truck stops, a thorough-bred race track facility and off-tract betting parlors, in addition to other businesses (collectively, the “Business”);

C.            Company desires to retain Consultant as a consultant to assist in the development of new projects and the expansion of existing projects, on the terms and subject to the conditions hereinafter provided;

D.            Company and Consultant had previously entered into that certain Consulting Agreement, dated January 1, 2003, which is hereby replaced, amended and restated, in toto, by this Agreement as of the Amendment and Restatement Date; and

E.            Company is anticipating refinancing its 11 7/8% Senior Secured Notes due 2009 (the “Refinancing”).

NOW THEREFORE, in consideration of the mutual covenants and premises set forth herein, the parties agree as follows:

1.            Incorporation. The foregoing recitals are incorporated herein as if fully rewritten herein.

2.            Relationship of Parties. Company hereby retains Consultant and Consultant hereby agrees to serve as a consultant to Company, upon the terms and subject to the conditions hereinafter set forth. Consultant shall be an independent contractor and shall not be an employee of or a joint venturer with the Company.

3.             Term. Subject to Section 7 of this Agreement, the term during which Consultant shall render services hereunder (the “Consulting Term”) shall begin on the Amendment and Restatement Date (also referred to as the “Commencement Date”) and continue until December 31, 2026 (“Termination Date”). The parties may extend the Consulting Term on such terms and subject to the conditions upon which they shall mutually agree.

4.            Scope of Duties. During the Consulting Term, Consultant shall provide Company with consulting services from time to time to assist Company in connection with the Business. This shall include such consulting services as the Company may from time to time reasonably direct and Consultant shall devote its best efforts to the Business while performing the services. It is understood and agreed that Consultant is free at all times to arrange the time and manner of performing the consulting services requested by Company and they shall in no event require Consultant to be active in the day-to-day operations of the Company, unless the parties shall otherwise agree.

5.            Compensation. Subject to the provisions of this Agreement, Consultant shall be entitled to receive the following Base Fee, Development Fee and reimbursement of expenses:

(a)       Base Fee. Consultant shall receive as compensation for rendering its services hereunder the sum of ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS   AND   00/100   DOLLARS ($1,250,000.00) per year (the “Base Fee”). The Base Fee shall be payable in two equal payments of Six Hundred Twenty-Five Thousand and no/100 Dollars ($625,000.00) on each of  January 1st  and July 1st of each year during the Consulting Term.

(b)  Development Fee. In addition to all other compensation hereunder and not in lieu thereof, Consultant shall be entitled to a development fee (“Development Fee”) equal to two and one-half percent (2.5%) of the Budgeted Cost (as hereinafter defined) of any Development (as hereinafter defined) undertaken by Company, to be paid the first day of each calendar quarter, in arrears, ratably as Budgeted Costs of each Development are incurred, or as the parties may otherwise agree in writing.

(i)            “Development” shall mean any construction of any new facility undertaken by the Company or any expansion of any existing facility owned by the Company, including the acquisition of any real property, in which construction, expansion or acquisition Consultant has been asked to participate by the Company;

(ii)           “Budgeted Cost” shall mean the budget for the Development as agreed upon between the Company and the Consultant and any approved changes thereto; provided, however, “Budgeted Cost” shall not include any actual cost overruns or savings; and

(iii)          “Development” shall specifically include each of the following projects that are pending as of the Amendment and Restatement Date: (i) the acquisition of real property across from the Lodge Casino in Blackhawk, Colorado; (ii) the acquisition and development of real property and improvements in DakotaWorks, Blackhawk, Colorado; (iii) the acquisition and development of real property and improvements in Elko, Nevada; and (iv) the renovation of the Lodge Casino as part of the “South Entrance and Trash Room” Project.

(c) Reimbursement. Company shall reimburse Consultant for all reasonable business expenses, including those for travel and transportation, incurred by it for or on behalf of Company directly in performance of its duties under this Agreement provided such expenses shall be authorized by the Company. For such purpose, Consultant shall submit to Company expenses vouchers and reports of such expenses and other disbursements in accordance with the standard procedures of Company with respect to such items.

(d) Taxes and Other. The Consultant shall be responsible for all state and federal income and self-employment taxes, applicable insurance, including workers’ compensation, and liability.

6.             Records and Files.              All books, records, ledgers, journals, drawings, reports, or other information relative to the Business or its development plans shall at all times belong to and remain the property of Company. During the Consulting Term and thereafter, except as shall be necessary to carry out its responsibilities under this Agreement, Consultant shall not be entitled to retain, reproduce or otherwise remove any such records from the business premises of Company and it shall forthwith upon the termination hereof return to Company such records of the Company and any copies thereof in its possession or control.

7.             Termination With Cause.  The parties agree that Company shall be entitled to terminate this Agreement after giving thirty (30) days’ notice to Consultant for Cause. Cause shall mean: (i) a material breach of this Agreement by the Consultant, its employees or agent; (ii) an act of theft by the Consultant, its employees or agents; (iii) conviction of the Consultant, its employees or agents for the commission of a felony; or (iv) the misappropriation of any property belonging to the Company by the Consultant, its employees or agents. In the event that Consultant is terminated pursuant to this Section 7,

(a) This Agreement shall be immediately terminated;

(b) Company shall pay to Consultant the prorated portion of its Base Fee and Development Fee, if any, accrued to the date of termination or the Consultant shall reimburse the Company for any unearned portion; and

(c) Company shall have no further financial obligation to Consultant or its assigns under this Agreement.

8.           Binding Effect and Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned without the prior written consent of the other party hereto; and, further provided, that this Agreement may be assigned without consent to any person, corporation or other entity which acquires all or a substantial portion of the assets of Company or Consultant.

9.           Notices. All notices, requests, demands and other communications made hereunder shall be in writing and shall be deemed duly given when: (i) personally delivered; (ii) sent by nationally recognized overnight courier; (iii) sent by facsimile transmission, receipt confirmed; or (iv) by registered or certified mail, postage prepaid, as follows, or to such other address or person as any party may designate by notice to the other parties;

If to Consultant:	David C. Grunenwald
Vice-President of Development/Leasing
Jacobs Investments Management Co., Inc.
1231 Main Avenue Cleveland, Ohio 44113
Facsimile: 216-861-6315

If to Company:	Stephen R. Roark
President of Casino Operations and CFO
Jacobs Entertainment, Inc.
17301 West Colfax Avenue, Suite 250
Golden, Colorado 80401
Facsimile: 303-215-5219

10.          Waiver of Breach. The waiver by either party of a breach of any condition of this Agreement by the other shall be in writing and shall not be construed as a waiver of any subsequent breach by the other.

11.          Governing Law. This Agreement shall be construed under and governed by the laws of the State of Ohio.

12.          Unenforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, as the case may be, and this Agreement shall be construed, interpreted and enforced to the maximum extent permitted by law, as if such provision had been initially incorporated herein as so modified or restricted or as if such provision had not been initially incorporated herein, as the case may be, and any such modification or restriction shall not affect the validity of any other provision herein.

13.          Prior Agreements. This Agreement amends and supplants any and all prior consulting agreements between the parties hereto.

14.          Entire Agreement. This Agreement constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and may only be modified or amended upon the written consent of the parties.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized agents to sign this Agreement as of the Amendment and Restatement Date.

CONSULTANT:
JACOBS INVESTMENTS MANAGEMENT CO., INC.,
an Ohio corporation

By:	/s/ David C. Grunenwald
David C. Grunenwald, Vice President Development/Leasing
Date: May 24, 2006

COMPANY:
JACOBS ENTERTAINMENT, INC.,
A Delaware corporation

By:	/s/ Stephen R. Roark
Stephen R. Roark, President of Casino Operations and CFO
Date: May 24, 2006